Exhibit 21



Subsidiary                                                       Jurisdiction
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Four Oaks Bank & Trust Company                                   North Carolina

Four Oaks Mortgage Services, L.L.C.                              North Carolina

Four Oaks Statutory Trust I                                      Delaware